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[PMRW LETTERHEAD]



                                                                     EXHIBIT 5.1
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE   (410) 580-3000
FAX     (410) 580-3001

                                                 April 3, 2001




THE RYLAND GROUP, INC.
24025 Park Sorrento, Suite 400
Calabasas, California 91302

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to The Ryland Group, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on April 3, 2001, including the preliminary prospectus included therein (the "Prospectus"), for offering by the Company from time to time of up to $200,000,000 aggregate initial offering price of Securities (as defined below). This opinion is being provided at your request in connection with the filing of the Registration Statement.

        As used herein, the term "Securities" includes (i) debt securities ("Debt Securities"); (ii) shares of common stock, par value $1.00 per share ("Common Shares"); (iii) whole or fractional shares of preferred stock, par value $1.00 per share ("Preferred Shares"), including Preferred Shares that are convertible into Common Shares, (iv) Preferred Shares that may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"); (v) contracts to purchase Debt Securities, Common Shares and/or Preferred Shares ("Stock Purchase Contracts") or units consisting of Stock Purchase Contracts and Debt Securities, Common Shares and/or Preferred Shares ("Stock Purchase Units"); and (vi) warrants to purchase Debt Securities, Common Shares and/or Preferred Shares ("Warrants"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the prospectus contained in the Registration Statement (each, a "Prospectus Supplement").


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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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        In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                (a) The Registration Statement, in the form to be filed with the Commission.

                (b) The Charter, as in effect on the date hereof, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and Bylaws, as amended and restated and in effect on the date hereof, of the Company.

                (c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Securities.

                (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

                (e) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

                (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.


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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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        We further assume that:

                (a) The issuance, sale, amount, and terms of Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a "Board Action") in accordance with the Company's Charter and Bylaws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                (b) Any Debt Securities will be issued under a valid and legally binding indenture (each, an "Indenture") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and Bylaws and applicable law.

                (c) Prior to the issuance of any Common Shares or Preferred Shares (including any Depositary Shares), there will exist, under the Company's Charter, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be, and that all actions necessary to the creation of any such Preferred Shares, whether by amendment to the Company's Charter or by classification or reclassification of existing shares of capital stock and the filing of Articles Supplementary, will have been taken.

                (d) Appropriate certificates representing Common Shares or Preferred Shares will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares (including any Depositary Shares), and will comply with the Company's Charter and Bylaws and applicable law.

                (e) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a "Deposit Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and Bylaws and applicable law.
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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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                (f) Appropriate Depositary Receipts representing Depositary
        Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Company's Charter and Bylaws, the Deposit Agreement, and applicable law.

                (g) Any Stock Purchase Contracts or Stock Purchase Units will be issued under a valid and legally binding stock purchase agreement (each, a "Stock Purchase Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and Bylaws and applicable law.

               (h) Any Warrants will be issued under a valid and legally binding warrant agreement (each, a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and Bylaws and applicable law.

                (i) The underwriting, subscription or purchase agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

                (j) To the extent that the obligations of the Company under any Indenture, Deposit Agreement, Stock Purchase Agreement or Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such agreement (the "Financial Institution") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the financial institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.


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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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        Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

                (1) Upon due authorization by Board Action of an issuance of Debt Securities, and upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Debt Securities and the applicable Indenture, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

                (2) Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for such Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Common Shares pursuant to the conversion of one or more series of Securities convertible into Common Shares, the Common Shares represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

                (3) When a series of Preferred Shares (and securities of any class or series into which any Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and Bylaws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such

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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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        series of Preferred Shares pursuant to the conversion of one or more series of Securities convertible into shares of such series of Preferred Shares, the shares of such series of Preferred Shares represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

                (4) When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and Bylaws, and applicable law and, upon execution, issuance, and delivery of the Depositary Receipts against payment therefor in accordance with the terms and provisions of such Board Action, the Deposit Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement (and upon the taking of the action contemplated in paragraph 2 above with respect to the underlying Preferred Shares), the Depositary Shares will be duly authorized and will be valid and legally binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

                (5) Upon due authorization by Board Action of an issuance of Stock Purchase Contracts or Stock Purchase Units, and upon issuance and delivery of certificates for such Stock Purchase Contracts or Stock Purchase Units against payment therefor in accordance with the terms and provisions of such Board Action, the Stock Purchase Contracts or Stock Purchase Units and the applicable Stock Purchase Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Stock Purchase Contracts and Stock Purchase Units will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

                (6) Upon due authorization by Board Action of an issuance of Warrants, and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and will be valid and binding obligations of the
        Company, subject to
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                                                          THE RYLAND GROUP, INC.
                                                                   April 3, 2001
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        applicable bankruptcy and insolvency laws and the application of general principles of equity.

        The opinion stated herein relating to the validity and binding nature of any obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Piper Marbury Rudnick & Wolfe LLP